UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 7, 2017

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective as of April 7, 2017, the aTyr Pharma, Inc. (the “Company”) Board of Directors (the “Board”) appointed Timothy P. Coughlin to the Board.  Mr. Coughlin was appointed as a Class I director, and will serve until the Company’s annual meeting of stockholders in 2019 or until his successor is duly elected and qualified or his earlier resignation or removal. As a non-employee director, Mr. Coughlin will receive cash and equity compensation pursuant to the Company’s current non-employee director compensation policy.  The Board also appointed Mr. Coughlin to serve as a member of the Company’s Audit Committee and to Chair the Audit Committee. Kathryn E. Falberg, the prior Chair of the Audit Committee will continue to serve as a member of the Audit Committee through May 9, 2017, the date of completion of her term as a director.

Timothy P. Coughlin served as Chief Financial Officer of Neurocrine Biosciences, Inc. from September 2006 to February 2017, where he previously served as Vice President, Controller. Prior to joining Neurocrine in 2002, he was with Catholic Health Initiatives, a nationwide integrated healthcare delivery system, where he served as Vice President, Financial Services. Mr. Coughlin also served as a Senior Manager in the Health Sciences practice of Ernst & Young LLP and its predecessors from 1989 to 1999. Mr. Coughlin currently serves on the board of directors of Retrophin, Inc. and Fate Therapeutics, Inc., two biotechnology companies where he chairs the audit committees and is a member of the compensation committee and nominating committee.  Mr. Coughlin holds a master’s degree in international business from San Diego State University and a bachelor’s degree in accounting from Temple University and is a certified public accountant in both California and Pennsylvania.

Mr. Coughlin is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understanding between Mr. Coughlin and any other persons pursuant to which Mr. Coughlin was selected as a director.

In connection with the appointment as director, Mr. Coughlin entered into the Company’s standard form of indemnification agreement and was granted an option to purchase 32,000 shares of the Company’s Common Stock at an exercise price to be the closing price of the Company’s common stock on the Nasdaq Global Select Market on April 7, 2017, which will vest in equal monthly installments during the three years following the effective date of his appointment to the Board, subject to Mr. Coughlin’s continued service on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ John D. Mendlein
John D. Mendlein, Ph.D.
Chief Executive Officer

Date: April 10, 2017

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